ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            PROMPT ASSOCIATES, INC.,

                      MANAGED HEALTH BENEFITS CORPORATION,

                                       AND

                                  AVITAR, INC.


                                October 24, 1997



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                                         ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement") is made and entered into as of October 24, 1997, by and among Prompt Associates, Inc., a Delaware corporation ("Purchaser"), Managed Health Benefits Corporation, a Delaware corporation ("Seller"), and Avitar, Inc., a Delaware corporation ("Guarantor").

                              W I T N E S S E T H:

         WHEREAS,  Seller  owns  certain  assets  in  connection  with  Seller's
business  of  providing  mental  or  behavioral   health  bill  review  and  fee
negotiation services (hereinafter referred to as the "Business"); and

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, substantially all of the Assets (as defined below) of Seller related to the Business on the terms, and subject to the conditions of, this Agreement; and

         WHEREAS, Guarantor, being the sole shareholder of Seller, will receive substantial benefits as a result of Purchaser's purchase of such Assets related to the Business, and Guarantor therefore is executing and delivering this Agreement (i) to make the representations and warranties set forth in Article 3 of this Agreement, (ii) to evidence its agreement to the provisions of Article 5 of the Agreement, and (iii) to evidence its guaranty of Seller's obligations hereunder, all of which constitute material inducements to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                               PURCHASE OF ASSETS

         1.1 Purchase. Effective for all purposes as of 11:59 p.m. on the date hereof, Seller hereby sells, assigns, transfers, and delivers to Purchaser, free and clear of all liens, mortgages, pledges,




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claims, security interests, title defects,  encumbrances,  charges,  conditions,
rights  of  another,   and  other  restrictions  of  every  kind  (collectively,
"Encumbrances"), on the terms and subject to the conditions set forth in this Agreement, all right, title, and interest in and to the assets constituting or used in the Business, whether real, personal, tangible, or intangible and including, without limitation, the goodwill associated therewith (excluding only the Excluded Assets as such term defined in Section 1.2 hereof)(collectively, the "Assets"), which include, without limitation, the following:

                           (a) all of Seller's right, title, and interest in and to the computer software and licenses and the tangible personal property owned by Seller and used or usable in the operations of the Business wherever situated, including, without limitation, the vehicles, office furniture, fixtures, leasehold improvements, computer equipment, supplies, inventory, medical and office equipment, books and records (including, without limitation, patient records, accounting records, files, invoices, customer lists, and supply lists), together with any and all warranties thereon (to the extent same are assignable), including, without limitation, those more particularly described and set forth on Schedule 1.1(a) hereto (collectively, the "Personal Property");

                           (b) all of Seller's right, title, and interest in and to those certain contracts, leases, commitments, and purchase orders more particularly described and set forth on Schedule 1.1(b) hereto (the "Contracts");

                           (c) all right, title, and interest of Seller and Guarantor in and to the name "Managed Health Benefits Corporation" and any derivative or variation thereof and any and all "goodwill" associated with such name (the "Business Name");

                           (d) all of Seller's right, title, and interest in and to any and all goodwill and general intangibles related to, or connected with, the Business; and

                           (e) all of Seller's right, title, and interest in and to Seller's accounts receivable (excluding only the accounts receivable described on Schedule 1.2 hereto) (the "Accounts Receivable"), prepaid expenses, and petty cash on hand (but not including any cash on hand other than petty cash).

         1.2 Excluded Assets. The Assets purchased by Purchaser hereunder do not include those assets particularly described on Schedule 1.2 hereto.



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         1.3      Purchase Price; Payment.

                  (a) As consideration for the sale, assignment, transfer, and delivery of the Assets by Seller to Purchaser, Purchaser hereby, subject to the terms, conditions, and limitations set forth in this Agreement and in reliance on the representations, warranties, and covenants of the parties hereto, hereby agrees to pay to Seller One Million Two Hundred Eighty-Six Thousand Dollars ($1,286,000), subject to adjustment pursuant to the provisions of Section 1.3(c) (the "Purchase Price").

                  (b) The Purchase Price shall be paid by Purchaser concurrently with the execution and delivery hereof by all parties as follows: (i) One Million One Hundred Fifty-Six Thousand Dollars ($1,156,000) by wire transfer of immediately available funds in accordance with instructions received from Seller; and (ii) One Hundred Thirty Thousand Dollars ($130,000) by Purchaser's delivery of such sum to the escrow agent in accordance with the provisions of the Escrow Agreement (as defined in Section 2.1(a) of this Agreement).

                  (c) All expenses arising from the conduct of the business and operations of the Assets and the Business shall be pro rated between Purchaser and Seller as of the date hereof insofar as possible. Expenses relating to periods prior to the date hereof shall be the responsibility of and shall be paid by Seller; expenses relating to the period commencing on the date hereof shall be the responsibility of and shall be paid by Purchaser. Such expenses shall include, without limitation, municipal, county, state, and federal taxes, water charges, sewer, rents, real estate and personal property taxes, fuel and utility charges, license fees, assessments and other fees, prepaid and deferred expenses, and other expenses relating to the Assets and/or the Business.

         1.4 Allocation. The Purchase Price has been allocated among the Assets as set forth on Schedule 1.4 hereto. Purchaser and Seller agree to utilize the foregoing allocation with regard to any and all federal and/or state tax matters.

         1.5  Assumed   Liabilities.   Purchaser  does  not  hereby  assume  any
liabilities or obligations of Seller, except only for (a) Seller's non-delinquent, executory obligations under Contracts which are specifically listed and described on Schedule 1.1(b) to this Agreement, (b) Seller's Trade Accounts Payable in an amount of up to Twenty-Five Thousand Dollars ($25,000), and (c) accrued vacation pay for certain of Seller's employees in an amount not to exceed Fourteen Thousand Dollars ($14,000)(collectively, the "Assumed Liabilities"). All other liabilities of Seller are the responsibility solely of Seller. As used herein, "Trade Accounts Payable" means non-delinquent,


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recurring  trade  obligations  that arise from the  acquisition of  merchandise, materials, supplies, and services used in the production and/or sale of goods or services and directly related to the continuing operations of the Business.

         1.6 Excluded Liabilities. Anything herein to the contrary notwithstanding, and without limitation, Purchaser does not hereby assume any of the following liabilities of Seller or Guarantor, all of which are and shall remain the obligations solely of Seller and Guarantor (the "Excluded Liabilities"):

                  (a) Any liability for any and all federal, state, local, and foreign, taxes, fees, and assessments of any kind;

                  (b) Any liability under any litigation or administrative proceedings of any kind;

                  (c)      Any liability for personal injury or property damage;

                  (d) Any liability under products liability, strict liability, or implied warranty claims relating to services rendered or products sold by Seller;

                  (e) Any liability under any theory for services rendered by Seller, its employees, or its independent contractors (including, but not limited to, taxes, penalties, and interest);

                  (f) Any debt or obligations to any related or affiliated party;

                  (g) Any liability of any kind related to any real property the leases for which are not a part of the Assumed Liabilities, and any liability related to any real property the leases for which constitute a part of the Assumed Liabilities with respect to periods prior to the date hereof;

                  (h) Any liability  related to any  automobiles,  except to the
                  extent  specifically   constituting  a  part  of  the  Assumed
                  Liabilities;

                  (i) Any accrued and unpaid vacation, sick pay, and/or paid time off of any employee, officer, and/or director of Seller, and/or any other employee benefit liability of any kind, except to the extent included within the Assumed Liabilities;



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                  (j) Any of  Seller's  Employee  Benefit  Plans (as  defined in
                  Section  3.1(j))  or  any  liability  or  obligation   related
                  thereto;

                  (k) Seller's Trade Accounts Payable in excess of Twenty-Five Thousand Dollars ($25,000);

                  (l) Any liability for any credits owed to clients, patients, insurance carriers, payors, or other persons which are attributable to "overpayments" for services provided by Seller, except for credits specifically listed and disclosed in the Accounts Receivable list delivered pursuant to Section 3.1(x);

                  (m) Any liability or obligation incurred by Seller, Guarantor, and/or any of their respective affiliates in connection with the negotiation, preparation, or performance of this Agreement, including, without limitation, legal, accounting, broker's, finders', and other professional fees and expenses; and/or

                  (n) Any liability related to the business and operations of Seller or the Business on or prior to the date hereof and any other liability not specifically and expressly assumed pursuant to Section 1.5 of this Agreement.

                                                ARTICLE 2

                                                DELIVERIES

         2.1      Deliveries.

                  (a) Concurrently with the execution and delivery of this Agreement, Purchaser has delivered to Seller, (i) by wire transfer, the portion of the Purchase Price to be paid to Seller pursuant to Section 1.3(b)(i), and
(ii) an executed escrow agreement, substantially in the form of Exhibit A hereto (the "Escrow Agreement").

                  (b) Concurrently with the execution and delivery of this Agreement, Purchaser has delivered to the escrow agent under the Escrow
Agreement  the funds to be  deposited  with the  escrow  agent as  described  in
Section  1.3(b)(ii),  all in  accordance  with  the  provisions  of  the  Escrow
Agreement.



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                  (c)  Concurrently  with the  execution  and  delivery  of this
Agreement, Seller has delivered to Purchaser (i) an Escrow Agreement, executed on behalf of Seller and the escrow agent, (ii) an executed and notarized General Conveyance, Bill of Sale, and Assignment, substantially in the form of Exhibit B hereto, (iii) assignments of the Contracts, in form and substance reasonably satisfactory to Purchaser, fully executed and acknowledged by Seller, conveying to Purchaser all of Seller's interest in the Contracts, (iv) copies of resolutions duly adopted by the Board of Directors and by the sole shareholder of Seller and by the Board of Directors of Guarantor authorizing and approving Seller's and Guarantor's performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents to be executed by Seller as described herein, certified as true, correct, and complete and of full force as of the date hereof by, as applicable, the President and Secretary of Seller or by the President or a Vice President and the Secretary of Guarantor,
(v) copies of the articles of incorporation and bylaws of Seller and of Guarantor, certified as true, correct, and complete and of full force as of the date hereof by, as applicable, the President and Secretary of Seller or by the President or a Vice President and the Secretary of Guarantor, (vi) certificates of incumbency for the respective officers of Seller and Guarantor executing this Agreement or making certifications pursuant hereto dated as of the date hereof,
in  form  and  substance  reasonably   satisfactory  to  Purchaser,   and  (vii)
certificates of existence and good standing of each of Seller and Guarantor from the state in which it is incorporated, dated within ten (10) days prior to the date hereof.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations, Warranties, and Covenants of Seller and Guarantor. As a material inducement for Purchaser to enter into this Agreement, each of Seller and Guarantor makes the following representations, warranties, and covenants, each of which is relied upon by Purchaser regardless of any investigation made or information obtained by Purchaser:

                  (a) Organization. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as it is now being conducted. Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as it is now being conducted.

                  (b) Authorization; No Defaults. The execution, delivery, and performance by each


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of  Seller  and  Guarantor  of  this  Agreement  and  the  consummation  of  the transactions contemplated hereby have been duly authorized by all requisite corporate and shareholder action, and no other approvals or authorizations are necessary in connection therewith. Guarantor is the sole shareholder of Seller.
This  Agreement  and  all  other  agreements,  instruments,   certificates,  and
documents executed and delivered by or on behalf of Seller and Guarantor are the valid and binding obligations of Seller and Guarantor, enforceable against Seller and Guarantor in accordance with their respective terms, subject as to enforcement only to applicable bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally, or to equitable principles. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement does or will: (i) conflict with or violate any law, ordinance, or regulation or any decree, judgment, injunction, or order of any court, arbitrator, or administrative or other governmental body which is either applicable to, binding upon, or enforceable against Seller or Guarantor; (ii) violate, conflict with or result in any breach of, result in any modification of the effect of, otherwise give any contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any mortgage, contract, agreement, indenture, trust, or other instrument which is either binding upon or enforceable against Seller or Guarantor or the Assets; (iii) violate any legally protected right of any individual or entity or give to any individual or entity a right or claim against Purchaser or the Assets; (iv) result in the imposition or creation of any lien, charge, or encumbrance on any of the Assets or accelerate any indebtedness of Seller or Guarantor or to which the Assets may be bound; or (v) breach, impair, or in any way limit any governmental or official license, approval, permit, or authorization of Seller or Guarantor.

                  (c) Financial Statements. Attached hereto as Schedule 3.1(c) are true, correct, and complete copies of the following financial statements of Seller on an accrual basis which have been extracted form the consolidated financial statements of Guarantor:

                           (i)      unaudited balance sheets as of September 30,
1996, and September 30, 1997, and the related statement of income for the fiscal years ended on such dates (collectively, the "Financial Statements").

The Financial Statements are true, complete, and accurate and fairly present the financial condition and results of operations of Seller at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted accounting principles, subject in the case of the interim financial statements to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes; and the Financial Statements reflect the consistent application of such accounting principles throughout the periods


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involved, except as noted. Except as disclosed in Schedule 3.1(c), Seller has no material liabilities of any nature, whether accrued, absolute, contingent, or otherwise. There are no facts in existence which might reasonably serve as the basis for any liability or obligation of Seller which would have a materially adverse affect on Seller and which is not fully disclosed in Schedule 3.1(c).

                  (d) No Adverse Changes. Seller has operated the Business only in the ordinary course of business since September 30, 1996, and, except as described in Schedule 3.1(d), since such date there has not been:

                           (i)      Any material adverse change in the financial
condition, business, properties, assets, or results of operations of Seller or the Business;

                           (ii)     Any event which has materially affected or
may materially affect Seller or the Business;

                           (iii) Any sale or  transfer  of any of the  assets of
Seller or the Business other
than in the ordinary course of business;

                           (iv)     Any written or oral contract, commitment, or
agreement relating to the Business entered into by Seller other than in the ordinary course of business;

                           (v)      Any material change in the terms of any
written or oral contract, commitment, or agreement relating to the Business other than in the ordinary course of business; or

                           (vi)     Any indebtedness incurred by Seller for
which an Encumbrance on any of the Assets has been given as security.

                  (e) Personal Property. The Personal Property is at the date hereof:

                           (i)      Free and clear of all Encumbrances,
including, without limitation, liens asserted, perfected, or claimed by any governmental authority, except inchoate liens for current ad valorem property taxes that are not delinquent;

                           (ii) In reasonably good working order, condition, and
repair, taken as a whole, normal wear and tear excepted and available for immediate use in the operation of the Business; and


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                           (iii) Owned by Seller,  and such ownership is, to the
best of Seller's knowledge, undisputed, and Seller has good and marketable title thereto.

Since September 30, 1996, Seller has not sold or otherwise disposed of any item of Personal Property having a value in excess of $500.00

                  (f) Inventory. Seller's inventory is fairly reflected in the Financial Statements.

                  (g) Permits. Schedule 3.1(g) hereto lists each and every permit, approval, license, and authorization that Seller holds in connection with the business and operations of the Business. No other permits, approvals, licenses, or authorizations of any kind are necessary for the lawful conduct of the Business as presently conducted. Seller has delivered to Purchaser copies of all permits, approvals and authorizations listed on Schedule 3.1(g).

                  (h) Contracts. The Contracts to be assumed by the Purchaser and which Purchaser has agreed to assume are listed on Schedule 1.1(b). Seller has delivered to Purchaser true and complete copies of the Contracts and all amendments thereto. Except as otherwise described on Schedule 1.1(b), Seller has full legal power and authority to assign its rights under the Contracts to Purchaser in accordance with this Agreement, and such assignment will not affect the validity, enforceability, or continuity of any of such Contracts. The Contracts are valid and binding obligations, enforceable in accordance with their respective terms, in full force and effect, and there are no defaults (or events which with notice or the passage of time, or both, could constitute defaults) under any of the Contracts by Seller or, to the best knowledge of Seller, by any other party thereto. Seller has not received any notice from any other party to a Contract of the termination or threatened termination thereof, and Seller has no knowledge of the occurrence of any event which would allow any such other party to terminate any Contract.

                  (i) Employees and Independent Contractors. Schedule 3.1(i), attached hereto and made part hereof for all purposes, lists all employees and independent contractors of Seller providing services for or in connection with the Business as of the date hereof, together with their dates of hire, salaries or rates of pay, accrued vacation pay and accrued sick pay, incentive compensation programs, and group insurance and other benefit plans, policies, and arrangements, whether such benefits are provided pursuant to contract, policy, custom, or informal understanding. Seller has delivered to Purchaser copies of all written employment contracts with such employees and independent contractors. Seller has also delivered to Purchaser copies of Seller's written employee policies and practices (including, for example, any employee handbook). Seller is not a


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




party to or bound by any collective bargaining agreement or any other agreement with a labor union, and, to the best knowledge of Seller, there has been no effort by any labor union during the twenty-four (24) months prior to the date of this Agreement to organize any employees of Seller into one or more collective bargaining units. There is not pending or, to the best knowledge of Seller, threatened any labor dispute, strike, or work stoppage which affects or which may affect Seller or the Business or which may interfere with the continued operation of the Business. There has been no strike, walkout, or work stoppage involving any of the employees of Seller during the twenty-four (24) months prior to the date of this Agreement.

                  (j) Employee Benefit Plans. Except as described on Schedule 3.1(j), neither Seller nor Guarantor maintains or contributes to, and neither has at any time maintained or contributed to: (a) any non-qualified deferred compensation or retirement plans or arrangements; (b) any qualified defined contribution retirement plans or arrangements; (c) any qualified defined benefit pension plan; (d) any other plan, program, agreement, or arrangement under which former employees of Seller or their beneficiaries are entitled, or current employees of Seller or their beneficiaries will be entitled following termination of employment, to medical, health, or life insurance or other benefits other than pursuant to benefit continuation rights granted by state or federal law; or (e) any other employee benefit, health, welfare, medical, disability, life insurance, stock, stock purchase or stock option plan, program, agreement, arrangement, or policy (collectively, "Employee Benefit Plans").

                  (k) Taxes. All federal, state, and local tax returns and reports required to be filed by Seller and/or the Business have been or will be filed with the appropriate governmental authorities in all jurisdictions in which such returns and reports are required to be filed, which returns and reports were true and correct for the period for which they were filed. All federal, state, and local income, ad valorem, profits, franchise, sales, use, occupation, property, excise, gross receipts, regulatory assessment fees, and other taxes, fees, and assessments (including interest and penalties, if any) payable by Seller on or prior to the date hereof were paid when due, and will be paid to the extent they become due and payable after the date hereof. There are no unpaid taxes which are or could become a Lien on the Assets. No tax liens have been filed against the assets of Seller; no claim for any additional tax or assessment is being asserted against Seller by any tax authority; and Seller has not been notified of, and there are no facts or circumstances known to Seller which could result in, any claim being asserted with respect to any such taxes. There is no action, suit, proceeding, investigation, or audit pending, or to the best knowledge of Seller, threatened against Seller with respect to any tax or assessment. Seller has withheld and paid, or is withholding and will pay when due, all amounts required by law to be withheld from salaries, wages, commissions, and other compensation paid to Seller's employees.

                  (l) Litigation. There are no actions, suits, proceedings, or investigations pending or threatened against Seller or relating to the Business or the transactions contemplated by this Agreement. To the best knowledge of Seller, no facts exist which have been or should be reported under any insurance policy covering Seller or any employee, agent, or independent contractor of Seller. Seller is not subject to any order, consent decree, or judgment of any court or administrative or regulatory agency. Seller is not engaged in any legal action to recover money due to or damages sustained by Seller.

                  (m) No Consent Required. No authorization or consent of any federal or state administrative or regulatory agency or any other third party is required for Seller's execution, delivery, and performance of this Agreement, for the consummation of the transactions contemplated by this Agreement.

                  (n) Compliance with Laws. Except to the extent that any such failure to be in compliance has not adversely affected Seller or Guarantor and will not adversely affect Purchaser, Seller is and has been in compliance with all laws, rules, regulations, orders, judgments, injunctions, awards, and decrees applicable to the operation of the Business, and has not received any written or oral notification to the contrary.

                  (o) No Other Agreements. Other than for sales of items of inventory in the ordinary course of business, Seller is not a party to any contract, commitment, or agreement with respect to the sale or other disposition of any of Seller's assets other than this Agreement.

                  (p) No Broker. Except for the services of MedTech Capital, Inc., for whose compensation Seller and Guarantor shall solely be responsible, this Agreement was not induced or procured through any broker, finder, or other person acting on behalf of Seller or Guarantor.

                  (q) Patient Records. Seller has maintained the confidentiality of all patient records as required by and in conformance with all applicable state and federal laws and regulations. Seller has not transferred any patient records to any individual or entity against the request of any patient prohibiting the Seller from transferring his/her patient information or records and shall concurrently with the execution and delivery of this Agreement transfer patient records in accordance with applicable state and federal laws and regulations.

                  (r) Certain Remuneration. Neither Seller nor any authorized agent of Seller and, to the best of Seller's knowledge, no other person or entity, has, at any time, directly or indirectly, paid, delivered, or received or agreed to pay, deliver, or receive any fee, commission, or other sum of money, item of property, or remuneration of any kind, however characterized, to or from any person, government official, or other party which is in any manner related to the Business and which is illegal under any federal, state, or local law.

                  (s) Insurance. Set forth in Schedule 3.1(s) hereto is a complete list of insurance policies which Seller maintains with respect to its business, properties, or employees and the premiums paid for such policies during the last three (3) years. Such policies are in full force and effect. Such policies are adequate to insure against risks to which Seller and its property and assets are normally exposed in the operation of its business and are in amounts that are customary in the industry. Seller is not in default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in a due and timely fashion. Since September 30, 1996, there has not been any material adverse change in Seller's relationship with its insurers or in the premiums payable pursuant to such policies. Neither Seller nor Guarantor has received any notification from any insurance carrier denying or disputing any claim made by Seller, denying or disputing any coverage for any claim, denying or disputing the amount of any claim, or regarding the possible cancellation of any policies.

                  (t) Environmental Matters. The following definitions apply to this Section 3.1(u): (i) "Environmental Claim" means any written or oral notice by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on, or resulting from (A) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by Seller or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; (ii) "Environmental Laws" means all federal, state, local, and foreign laws and regulations (including common law) relating to pollution or protection of human health or the environment (including ground water, land surface, or subsurface strata), including laws and regulations relating to emissions, discharges, releases, or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling, reporting, or handling of Materials of Environmental Concern; and (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum, and petroleum products.

                           (I)      Seller is in compliance in all material
respects with all applicable Environmental Laws. Neither Seller nor Guarantor has received any written or oral communication from any person or entity that alleges that Seller is not in full compliance with Environmental Laws. Seller holds no permits or other governmental authorizations currently pursuant to the Environmental Laws.

                           (II) There is no  Environmental  Claim pending or, to
the best knowledge of Seller, threatened against Seller or against any person or entity whose liability for any Environmental Claims Seller has or may have retained or assumed either contractually or by operation of law.

                           (III)   There  are  no  past  or   present   actions,
activities, circumstances,
conditions, events, or incidents, including the release, emission, discharge, or disposal of any Material of Environmental Concern, that is reasonably expected to form the basis of any Environmental Claim against Seller or against any person or entity whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law.

                           (IV) Without in any way limiting  the  generality  of
the foregoing: (i) there
are no on-site or off-site locations where Seller has stored, disposed, or arranged for the disposal of Materials of Environmental Concern, (ii) there are no underground storage tanks located on property owned or leased by Seller, and
(iii) no polychlorinated biphenyls (PCBs) are used or stored at any property owned or leased by Seller.

                  (u) Fair Value. Seller believes that the Purchase Price represents fair equivalent value for the Assets. Seller is not insolvent as of the date hereof, and Seller will not be rendered insolvent by the consummation of the transactions contemplated by this Agreement.

                  (v) "WARN" Act and Other Employee Issues. Seller has taken no actions which, pursuant to the Worker Adjustment and Retraining Notification Act, as amended ("WARN") or regulations promulgated thereunder, would require notification to employees of Seller by Seller or Purchaser pursuant to the provisions of WARN and the rules and regulations issued thereunder. Seller shall be solely responsible for and shall indemnify and hold harmless (in accordance with the provisions of Article 4 of this Agreement) Purchaser and its directors, officers, employees, agents, and affiliates, at all times after the date hereof, against and in respect of any Loss (as defined in Section 4.1) relating to or arising from (i) any layoff or termination by Seller of any of the employees at any time; (ii) Seller's failure to terminate all employees in accordance with the terms of this Agreement; and (iii) any failure by Seller to pay all severance benefits and all other wages and benefit costs to all employees.

                  (w) Use of Business Names. The only name under which Seller operating the Business has ever conducted business is the Business Name. Seller owns the entire right, title, and interest in and to the Business Name, together with all derivatives thereof, and no third party has ever notified Seller or Guarantor that the use of the Business Name is in violation of the rights of any third party.

                  (x) Accounts Receivable. Seller has delivered to Purchaser true and complete list of all outstanding Accounts Receivable as of the date hereof. All of the Accounts Receivable are valid and enforceable claims for services rendered and/or goods supplied by Seller and are not subject to any defenses, offsets, claims, or counterclaims of any kind. Seller does not know of any reason why such Accounts Receivable will not be collected on a timely basis. The allowances for doubtful accounts and contractual adjustments reflected in the Financial Statements are based upon historic collection activities of Seller and have been determined in accordance with generally accepted accounting principles.

                  (y) Accuracy of Information. None of the representations or warranties made by Seller or Guarantor in this Agreement or in the Exhibits, Schedules, or documents related hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading or incomplete.

                  (z) Certain Employee Matters.  On or prior to the date hereof,
Seller terminated all of the employees and independent contractors of Seller relating to the operations of Seller and the Business. Seller understands and agrees that, except as otherwise expressly set forth herein, (i) any and all employees or independent contractors employed or engaged by Seller prior to the date hereof who are hired or engaged by Purchaser or any affiliate of Purchaser following the date hereof shall be considered "new hires" by Purchaser or such affiliate, and, accordingly, Purchaser or such affiliate will treat as inapplicable to their employment or engagement with Purchaser or such affiliate the terms and conditions of any such persons' former employment or engagement with Seller; (ii) Purchaser or Purchaser's affiliate, and not Seller, shall have the sole right with respect to, and be solely responsible for, establishing all terms and conditions relating to the employment or engagement of any identified employee or independent contractor; and (iii) nothing contained in this

Agreement, or otherwise as a result of any action or failure to act by Seller, shall obligate Purchaser or Purchaser's affiliate, after it has hired or engaged any employee or independent contractor, to continue to employ or engage any employee or independent contractor for any length of time, and the employment or engagement of any such person shall be terminable at will at any time.

                  (aa) Certain Payments. On or prior to the date hereof, Seller has paid (or Seller will promptly pay following the date hereof): (a) all accrued and unpaid vacation, sick leave, and/or paid time off payable to Seller's employees, officers, and/or directors, (b) all capital leases and loans which are not part of the Assumed Liabilities, and (d) all of Seller's deferred taxes.

                  (bb) Change of Name. Promptly following the date hereof, Seller and Guarantor shall take all actions necessary (including, without limitation, filing an amendment to Seller's articles of incorporation with the Delaware Secretary of State and making any filings necessary to abandon any assumed business or professional name derivative of or similar to the Business
Name) to cease their use of the Business Name or any name derivative thereof or similar thereto, and shall provide Purchaser with file stamped copies and other appropriate evidence of such actions.

         3.2 Representations and Warranties of Purchaser. As a material inducement for Seller and Guarantor to enter into this Agreement, Purchaser makes the following representations and warranties, each of which is relied upon by Seller regardless of any other investigation made or information obtained by Seller or Guarantor:

                  (a) Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to conduct its business as it is now being conducted.

                  (b) Authorization. Purchaser has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. Purchaser's execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Purchaser, and no other approvals or authorizations are necessary in connection therewith. This Agreement and all other agreements, instruments, certificates, and documents executed and delivered by or on behalf of Purchaser are the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject as to enforcement only to applicable bankruptcy, insolvency, reorganization, or other laws affecting the rights of creditors generally, or to equitable principles. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement does or will: (i) conflict with or violate any law, ordinance, or regulation or any decree, judgment, injunction, or order of any court, arbitrator, or administrative or other governmental body which is either applicable to, binding upon, or enforceable against Purchaser; (ii) violate, conflict with or result in any breach of, result in any modification of the effect of, otherwise give any contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any mortgage, contract, agreement, indenture, trust, or other instrument which is either binding upon or enforceable against Purchaser; or (iii) violate any legally protected right of any individual or entity or give to any individual or entity a right or claim against Seller.

                  (c) No Defaults. Purchaser's execution and delivery of this Agreement does not violate Purchaser's articles of incorporation or by-laws, result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time, would constitute a default) under, any contract to which Purchaser is a party, or violate any judgment or decree of any court.

                  (d) No Consent Required. No authorization or consent of any federal or state administrative or regulatory agency or other third party (which has not already been obtained) is required for Purchaser's execution, delivery, and performance of this Agreement or for the transactions contemplated by this Agreement.

                  (e) Broker's Fees. This Agreement was not induced or procured through any broker, finder or other person acting on behalf of Purchaser.

                  (f) Accuracy of Information. None of the representations or warranties made by Purchaser in this Agreement or in the Exhibits, Schedules, or documents related hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading or incomplete.


                                                ARTICLE 4

                                 INDEMNIFICATION

                                    4.1     Indemnification by Purchaser.
Purchaser covenants and agrees that it will indemnify, defend, and hold Seller and Guarantor and their respective affiliates, officers, directors, employees, stockholders, and agents (and their respective successors and assigns) at all times harmless from and against any Loss (including reasonable attorneys' fees and other costs of defense) caused by or arising out of (a) any misrepresentation, breach of warranty, or breach or nonfulfillment of any covenant or agreement on the part of Purchaser under this Agreement, (b) the conduct of the Business on or after the date hereof, (c) any Assumed Liability, or (d) the matters described in
Section 6.18. As used herein, "Loss" means any claim, loss, damage, liability, cost, judgment, or expense, actually suffered, including, but not limited to, diminution in value, lost profits, attorneys' fees, and costs of investigation and litigation.

                           4.2      Indemnification by Seller and Guarantor.
Seller and Guarantor jointly and  severally  covenant and agree that they will
indemnify,  defend,  and hold Purchaser  and   Purchaser's   affiliates,
officers,   directors,   employees, stockholders,  and agents (and their
respective successors and assigns) at all times harmless from and against any Loss caused by or arising out of or in connection with (a) any misrepresentation, breach of warranty, or breach or nonfulfillment of any covenant or agreement on the part of Seller or Guarantor under this Agreement,
(b) any Excluded Liability or other liability of Seller or Guarantor not included within the Assumed Liabilities, (c) the conduct of the business and operations of the Seller and the Business prior to the date hereof (other than the Assumed Liabilities), (d) the application of the bulk sales laws to the transactions contemplated by this Agreement, or (e) the matters described in Section 6.18.

                         4.3       Undisputed Claims. A party (the "Indemnified
Party") may assert a claim that it is entitled to, or may become entitled to, indemnification under this Agreement (a "Claim") by giving notice of its Claim to the party or parties that are, or may become, required to indemnify the Indemnified Party (the "Indemnifying Party," whether one or more), providing reasonable details of the facts giving rise to the Claim and a statement of the Indemnified Party's Loss in connection with the Claim, to the extent such Loss is then known to the Indemnified Party and, otherwise, an estimate of the amount of the Loss that it reasonably anticipates that it will incur or suffer. If the Indemnifying Party does not object to the Claim during the twenty (20) day period following the date of delivery of the Indemnified Party's notice of its Claim (the "Objection Period"), the Claim shall be considered undisputed and the Indemnified Party shall be entitled to recover the amount of its Loss. The fact that a Claim is not disputed by the Indemnifying Party shall not constitute an admission or create any inference that the asserted Claim is valid for any purpose other than the indemnity obligation of the Indemnifying Party as to such Claim pursuant to this Article 4.

                           4.4      Disputed Claims.  If the Indemnifying Party
gives notice to the Indemnified Party within the Objection Period that the Indemnifying Party objects to the Claim, then (a) the parties shall attempt in good faith to resolve their differences during the thirty (30) day period following the date of delivery of the Indemnifying Party's notice of its objection (the "Resolution Period"), and (b) if the parties fail to resolve their disagreement during the Resolution Period, either party may unilaterally submit the disputed Claim for binding arbitration in Boston, Massachusetts, in accordance with the American Arbitration Association's rules for commercial arbitration in effect at the time. The award of the arbitrator or panel of arbitrators shall include reasonable attorneys' fees to the prevailing party and may be entered in any appropriate court.

                           4.5      Third Party Suits.  In the case of any Third
Party Suit, the Indemnified Party shall control the defense of the Third Party Suit, and the Indemnifying Party may, at its own expense, participate in (but not control) the defense and employ counsel separate from the counsel employed by the Indemnified Party; provided, however, that the Indemnified Party may demand that the Indemnifying Party assume control of the defense of the Third Party Suit at any time during the course of the suit. If the Indemnifying Party assumes control of the defense of a Third Party Suit, (a) the Indemnifying Party shall consult with the Indemnified Party with respect to the Third Party Suit upon the Indemnified Party's reasonable request for consultation, and (b) the Indemnified Party may, at its expense, participate in (but not control) the
defense  and  employ  counsel   separate  from  the  counsel   employed  by  the
Indemnifying Party. Regardless of whether the Indemnifying Party assumes the defense of the Third Party Suit, all parties shall cooperate in its defense.

                           4.6      Settlement or Compromise.  If the
Indemnified Party is conducting the defense of a Third Party Suit, the Indemnified Party shall give the Indemnifying Party at least fifteen (15) days prior written notice of any proposed settlement or compromise, during which time the Indemnifying Party may assume the defense of the Third Party Suit and, if it does so (or if the Indemnifying Party has already assumed control of such Third Party Suit), the proposed settlement or compromise may not be made without the Indemnified Party's consent, which shall not be unreasonably withheld. If the Indemnifying Party does not so assume the defense of the Third Party Suit, the Indemnified Party may enter into the proposed settlement. Any settlement or compromise of any Third Party Suit by either the Indemnifying Party or the Indemnified Party entered into in compliance with this Section 4.6 shall also be binding on the other party in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of the settlement or compromise.

                           4.7      Failure to Act by Indemnified Party.  Any
failure by the Indemnified Party to defend a Third Party Suit shall not relieve the Indemnifying Party of its indemnification obligations if the Indemnified Party gives the Indemnifying Party at least thirty (30) days prior written notice of the Indemnified Party's intention not to defend and affords the Indemnifying Party the opportunity to assume the defense.

                           4.8      Insured Claims.  In case any event shall
occur which would otherwise entitle either party to assert a Claim for indemnification hereunder, no Loss shall be deemed to have been sustained by the Indemnified Party to the extent of any proceeds received by the Indemnified Party from any insurance policies with respect thereto.

                           4.9      Limitation on Indemnification Obligations.
Anything herein to the contrary notwithstanding, (a) the maximum aggregate liability of Seller and Guarantor to Purchaser pursuant to the provisions of
Section 4.2 shall not exceed One Million Three Hundred Thousand Dollars ($1,300,000), and (b) Seller and Guarantor shall have no liability to Purchaser pursuant to Section 4.2 unless and until the aggregate amount of all indemnifiable Losses pursuant to Section 4.2 exceeds Ten Thousand Dollars ($10,000).


                                    ARTICLE 5

                             POST-CLOSING COVENANTS

                           5.1      Noncompetition and Nonsolicitation.

                                    (a)     Restricted Period.  During the
period beginning on the date hereof and ending October 31, 2002 (the "Restricted Time Period"), Seller and Guarantor hereby jointly and severally covenant and agree to be bound and abide by the restrictions set forth in this Section 5.1.

                                    (b)     Noncompetition. During the
Restricted Time Period, neither Seller nor Guarantor will, directly or indirectly (including financial interests held by any affiliate of Seller or Guarantor), either as an employee, employer, consultant, agent, principal, partner, stockholder (other than any shares in a mutual fund, regardless of amount, or as an owner of securities of a publicly held corporation purchased through a broker on an established stock exchange or the Nasdaq System), corporate officer, director, investor or financier, or in any other individual or representative capacity, engage or participate in, or consult with, any business which includes mental or behavioral health bill review and/or fee negotiation services, at any location within one hundred (100) miles of the Wallingford, Connecticut, city limits.

                                    (c)     Nonsolicitation.  During the
Restricted Time Period, neither Seller nor Guarantor will, either for or on behalf of Seller or Guarantor, or for any other person, firm, corporation, or other entity, either directly or indirectly: (i) call on or solicit, or attempt to call on or solicit, any of Purchaser's or any affiliate of Purchaser's customers or suppliers, in any manner which is competitive with Purchaser's or such affiliate of Purchaser's mental or behavioral health bill review and/or fee negotiation business; (ii) induce, or attempt to induce, any employee of Purchaser or any affiliate of Purchaser to terminate his or her employment or hire away, or attempt to hire away, any employee of Purchaser or any affiliate of Purchaser; (iii) induce, or attempt to induce, any supplier of services or resources (including investment and other financing resources) to withdraw, curtail or cancel the furnishing of supplies or services to Purchaser or any affiliate of Purchaser; or (iv) engage in any act or activity which would reasonably be expected to materially interfere with or harm any business relationship Purchaser or any affiliate of Purchaser may have with any patient, customer, employee, employer, independent contractor, principal, or supplier.

                                    (d)     Confidential Information.

                                                     (i)      Seller and
Guarantor each expressly acknowledges that each of Seller and Guarantor has knowledge of certain business methods, trade secrets, and other proprietary information in connection with the Business ("Confidential Information"). Seller and Guarantor each expressly acknowledges and agrees that the Confidential Information (as hereinafter defined) is proprietary and confidential, and if any of the Confidential Information was imparted to, or became known by, any persons engaging in a business in any way competitive with that of Purchaser or any affiliate of Purchaser, such disclosure would result in hardship, loss, irreparable injury, and damage to Purchaser or such affiliate of Purchaser the measurement of which would be difficult, if not impossible, to determine. Accordingly, each of Seller and Guarantor expressly agrees that Purchaser has a legitimate interest in protecting the Confidential Information and the Business goodwill, that it is necessary for Purchaser to protect its businesses and the businesses of its affiliates from such hardship, loss, irreparable injury, and damage, that the following covenants are a reasonable means by which to accomplish those purposes and that violation of any of the protective covenants contained herein shall constitute a breach of trust and is grounds for appropriate legal action for damages, enforcement, and/or injunction. Notwithstanding the foregoing, this Section 5.1(d) shall not apply to any information that was (A) known to the receiving party before its disclosure, (B) is publicly available through no fault of Seller or Guarantor or the party in possession of such information, or (C) has been lawfully obtained from a third party without breach of the restrictions set forth in this Section 5.1(d).

                                            (ii)     The Confidential
Information includes, by way of illustration and not by way of limitation: (A) lists containing the names of patients, customers, employees, principals, and suppliers of the Business; (B) the past, present, and prospective methods, procedures, and techniques utilized in identifying prospective referral sources, patients, customers, and suppliers and in soliciting the business thereof; (C) the methods, procedures, and techniques used in the operation of the Business, including the methods, procedures, and techniques utilized in marketing, pricing, applying, and delivering case management and provider bill review services; and (D) compilations of information, records, and processes which are used in the operation of the Business.

                                            (iii)    Each of Seller and
Guarantor acknowledges that the Confidential Information gives Purchaser an advantage over its competitors and that the same is not available to, or known by, Purchaser's competitors or the general public. Each of Seller and Guarantor acknowledges that Seller and Guarantor devoted, and Purchaser will devote, substantial time, money, and effort in the development of the Confidential Information and in maintaining the proprietary and confidential nature thereof. Each of Seller and Guarantor agrees to use its or his best efforts to protect and safeguard the confidential nature of any of the Confidential Information that is known to Seller or Guarantor or that at any time is in its possession. Except as required by law or a court order, each of Seller and Guarantor agree that it will not disclose, disseminate, or distribute to another, or induce any other person to disclose, disseminate, or distribute, any Confidential Information, directly or indirectly, either for Seller's or Guarantor's own benefit or for the benefit of another, whether or not acquired, learned, obtained, or developed by Seller or Guarantor alone or in conjunction with others, and neither Seller nor Guarantor will use or cause to be used any Confidential Information in any way except as is required in the course of Seller's or Guarantor's involvement with Purchaser. Each of Seller and Guarantor acknowledges and agrees that all Confidential Information, whether prepared by Seller or Guarantor or otherwise, shall remain the exclusive property of Purchaser.

                                    (e)     Independent Agreements.  Each
covenant in this Section 5.1 shall be construed as an agreement that is independent of any other provision of this Agreement and, unless otherwise indicated herein, each such covenant shall survive the closing of the transactions contemplated by this Agreement. The existence of any claim or cause of action of Seller or Guarantor against Purchaser, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Purchaser of each of the covenants set forth in this Section 5.1.

                                    (f)     Duration of Restricted Period.  If
Seller or Guarantor violates any of the covenants set forth in this Section 5.1, and Purchaser or any of its affiliates brings legal action for injunctive or other relief hereunder, Purchaser shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full Restricted Time Period of the protective covenants contained in this Section 5.1. Accordingly, the Restricted Time Period shall have a duration equal to the time period stated in Section 5.1(a), computed from the date relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by Seller or Guarantor.


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






                                    (g)     Certain Remedies.  Each of Seller
and Guarantor agrees that the breach or attempted breach of Seller's and Guarantor's obligations under this Section 5.1 would cause irreparable injury to Purchaser and that any remedy at law would be inadequate. Each of Seller and Guarantor therefore agrees, in addition to any other relief, that Purchaser and its affiliates will be entitled to injunctive and other equitable relief in case of any such breach or attempted breach. Each of Seller and Guarantor expressly waives any requirement that it could assert for the securing or posting of any bond in connection with the obtaining of such injunctive or other equitable relief.

                                    (h)     Enforcement.  If any of the
restrictions set forth in this Section 5.1 are adjudicated by a court of competent jurisdiction to be excessively broad, said restrictions determined to be excessively broad shall be reduced to the minimum extent necessary to make such restrictions enforceable, and the restrictions shall be enforced subject to such reduction. Any provision of this Section 5.1 not so reduced shall remain in full force and effect as written.



                           5.2      Employees.  Purchaser shall offer
employment, commencing on the date of this Agreement, to each of the employees of Seller listed on Schedule 3.1(i) hereto, except for the employees listed on
Schedule 5.2 hereto. Purchaser shall offer such employment on such terms and conditions as Purchaser shall in its sole discretion determine; provided, however, that, for purposes of determining post-closing vacation and sick leave accrual rate, Purchaser shall give each such employee credit for his or her length of time in service with Seller.



                           5.3      Interim Post-Closing Benefits.  For a period
not to exceed six (6) months following the date hereof, Seller and Guarantor shall, at Purchaser's request, continue to provide employee health and welfare benefits, as and on the basis provided immediately prior to the date hereof, to those former employees of Seller and Guarantor who shall be employed by Purchaser or an affiliate of Purchaser following the date hereof. Promptly upon receipt of Seller's and Guarantor's invoice (which shall include appropriate supporting documentation), Purchaser shall reimburse Seller and Guarantor for the actual out-of-pocket cost to Seller and Guarantor in providing such benefits pursuant to this Section 5.3.


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




                                    ARTICLE 6


                                  MISCELLANEOUS

         6.1 Expenses. Each party shall pay its own expenses relating to the transactions contemplated by this Agreement.

         6.2 Amendments. This Agreement may be amended, changed, or otherwise modified only by an agreement in writing signed by Purchaser, Seller, and Guarantor.

         6.3 Notices. Any notice or other communication under this Agreement shall be in writing and shall be delivered in person or sent by pre-paid certified or registered mail, receipted overnight messenger service receipted hand delivery or telecopier (with electronic confirmation), as follows:
                           (a)      If to Seller or Guarantor, addressed as
follows:

                                    Avitar, Inc.
                                    35 Thorpe Avenue
                                    Wallingford, Connecticut  06492
                                    Attention: Chief Financial Officer
                                    Telephone No.: (203) 265-3594
                                    Facsimile No.: (203) 265-4226

                  With a copy to:   Eugene Cronin, Esq.
                                    Dolgenos, Newman & Cronin, LLP
                                    96 Spring Street
                                    New York, New York  10012
                                    Telephone No.:  (212) 925-2800
                                    Facsimile No.:  (212) 925-0690

                  (b)      If to Purchaser, addressed as follows:

                                    Concentra Managed Care, Inc.
                                    3010 LBJ Freeway, Suite 400
                                    Dallas, Texas  75234
                                    Attention:  General Counsel
                                    Telephone No.:  (972) 481-7507


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




                                    Facsimile No.:  (972) 243-7540

Each such notice or other communication shall be considered to have been given when received if delivered in person, three (3) days after being mailed if sent by certified or registered mail, one (1) day after being given to the overnight messenger service if sent by that means, or on the date of transmission if sent by electronically confirmed facsimile. For these purposes, Saturdays, Sundays, and federal legal holidays shall be excluded. Any party may change its address for purposes of this Agreement by notice in accordance with this Section 6.3.

         6.4 Seller's Books and Records. For a period of at least five (5) years after the date hereof, Purchaser shall not dispose of the books and records conveyed to Purchaser hereunder as a part of the Assets without giving Seller a reasonable opportunity to remove them at Seller's expense. Purchaser shall make such books and records available for inspection and copying by Seller at Seller's expense on reasonable notice to Purchaser. Seller's corporate minute books and related records will be retained by Seller.

         6.5 Effect of Review. Any review or investigation performed by, or on behalf of, a party shall not affect the representations and warranties and indemnification obligations of the other party or parties under this Agreement, regardless of the knowledge and information received (or which should have been received) as a result of such review or investigation.

         6.6 Waivers. All waivers under this Agreement shall be in writing. Any waiver by a party of a breach of any provision or condition precedent of this Agreement shall not operate as a waiver of any other breach of that provision or as a waiver of the breach of any other provision or condition precedent.

         6.7 Confidentiality. The parties hereto shall keep confidential all information relating to the other that each obtains under this Agreement and shall use such information only for the purposes contemplated by this Agreement.

         6.8 Publicity. Seller and Purchaser shall agree on the form and content of any joint press release or other public announcement which is to be released at or following the date hereof. Nothing in this Section 6.8 shall be considered to prohibit any party from making any disclosure required by law.

         6.9 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto,


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




sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof.

         6.10 Assignment. No party shall assign its rights or delegate its duties hereunder without the prior written consent of the other parties; provided, that Purchaser may assign its rights and delegate its duties hereunder to any affiliate of Purchaser upon written notice to Seller and Guarantor.

         6.11 Captions. The captions of articles, Sections and Subsections of this Agreement are for convenience only and shall not affect the provisions of this Agreement.

         6.12 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

         6.13 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Massachusetts. Purchaser and Seller irrevocably submit to the exclusive jurisdiction of the State of Massachusetts for the purposes of any suit, action, or other proceeding arising out of this Agreement.

         6.14 Binding Effect. This Agreement shall be binding on, and inure to the benefit of, Seller, Guarantor, and Purchaser and their respective heirs, legal representatives, successors, and permitted assigns.

         6.15 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstances shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision hereto; provided, that the parties shall receive the full benefit of their bargain as contemplated by this Agreement.

         6.16 No Third Party Beneficiaries. Notwithstanding anything to the contrary in this Agreement, the parties to this Agreement agree that none of the transactions contemplated by this Agreement are intended to create, nor may any provision hereof be construed to create, any right (whether as a third party beneficiary or otherwise) in any third party (except as may be created in permitted successors and/or assigns).

         6.17 Construction of Agreement. The parties and their counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.

         6.18 Broker's Commission. Seller and Guarantor shall hold Purchaser harmless from, and indemnify Purchaser against, any claims made by any broker or finder through, or as a result of any actions or commitments by, Seller or Guarantor in connection with the transactions contemplated by this Agreement. Purchaser shall hold Seller and Guarantor harmless from, and indemnify Seller and Guarantor against, any claims made by any broker or finder through, or as a result of any actions or commitments by, Purchaser in connection with the transactions contemplated by this Agreement.

         6.19 Prevailing Party. If any legal action or any other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         6.20 Survival. The representations, warranties, covenants, and agreements contained herein shall survive the execution and delivery of this Agreement by all parties and the consummation of the transactions contemplated hereby, but only for a period equal to the lesser of (a) four (4) years, or (b) the applicable statute of limitations.

         6.21     GUARANTY.       FOR  GOOD  AND  VALUABLE  CONSIDERATION,  AND
AS A MATERIAL INDUCEMENT TO PURCHASER TO ENTER INTO AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, BY THE SIGNATURE BELOW OF ITS AUTHORIZED OFFICER, GUARANTOR HEREBY GUARANTEES TO PURCHASER THE PROMPT PERFORMANCE OF EACH AND EVERY OBLIGATION OF SELLER SET FORTH HEREIN, SPECIFICALLY INCLUDING, WITHOUT LIMITATION, THOSE OBLIGATIONS OF SELLER SET FORTH IN ARTICLE 4 OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first above written.

                           PURCHASER:

                           PROMPT  ASSOCIATES,  INC.

                           By:
                                    James M. Greenwood
                                    Senior Vice President

                           SELLER:

                           MANAGED  HEALTH  BENEFITS  CORPORATION


                           By:______________________________

                           Name:____________________________

                           Title:_____________________________


                           GUARANTOR:

                           AVITAR,  INC.


                           By:_______________________________

                           Name:_____________________________

                           Title:______________________________

                                          EXHIBITS AND SCHEDULES

Exhibit A         Escrow Agreement
Exhibit B         General Conveyance, Bill of Sale, and Assignment


Schedule 1.1(a)            Personal Property
Schedule 1.1(b)            Contracts
Schedule 1.2               Excluded Assets
Schedule 1.4               Allocation of Purchase Price
Schedule 3.1(c)            Financial Statements
Schedule 3.1(d)            Adverse Changes
Schedule 3.1(g)            Permits
Schedule 3.1(i)            Employees and Independent Contractors
Schedule 3.1(j)            Employee Benefit Plans
Schedule 3.1(s)            Insurance
Schedule 5.2               Excepted Employees



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